FLAG TELECOM HOLDINGS LIMITED

                                       AND

                              THE BANK OF NEW YORK,

                                   as TRUSTEE

                      11.625% SENIOR DOLLAR NOTES DUE 2010

                                    INDENTURE

                           Dated as of March 17, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.  Definitions. ..................................................1
Section 1.2.  Incorporation by Reference of Trust Indenture Act ............26
Section 1.3.  Rules of Construction ........................................27

                                   ARTICLE II
                                    THE NOTES

Section 2.1.  Form and Dating ..............................................27
Section 2.2.  Execution and Authentication..................................28
Section 2.3.  Registrar and Paying Agent ...................................29
Section 2.4.  Paying Agent to Hold Money in Trust ..........................29
Section 2.5.  Holder Lists .................................................30
Section 2.6.  Global Note Provisions .......................................30
Section 2.7.  Legends ......................................................31
Section 2.8.  Transfer and Exchange ........................................31
Section 2.9.  Mutilated, Destroyed, Lost or Stolen Notes ...................35
Section 2.10. Temporary Notes ..............................................35
Section 2.11. Cancellation .................................................35
Section 2.12. Defaulted Interest ...........................................36
Section 2.14. Additional Interest Under Registration Agreements ............36

                                   ARTICLE III
                                    COVENANTS

Section 3.1.  Payment of Notes .............................................37
Section 3.2.  Maintenance of Office or Agency ..............................37
Section 3.3.  Corporate Existence ..........................................37
Section 3.4.  Payment of Taxes and Other Claim..............................38
Section 3.5.  Compliance Certificate........................................38
Section 3.6.  Further Instruments and Acts .................................38
Section 3.7.  Waiver of Stay, Extension or Usury Laws.......................38
Section 3.8.  Change Of Control ............................................39
Section 3.9.  Additional Amounts ...........................................40
Section 3.10. Limitation On Incurrence Of Additional Indebtedness And
               Preferred Stock .............................................42
Section 3.11. Limitation On Restricted Payments ............................43
Section 3.12. Limitation on Designation of Unrestricted Subsidiaries........47
Section 3.13. Limitation on Liens ..........................................48
Section 3.14. Limitation On Dividend And Other Payment Restrictions
               Affecting Restricted Subsidiaries ...........................48
Section 3.15. Limitation On Asset Sales ....................................50
Section 3.16. Limitation On Transactions With Affiliates....................52

Section 3.17. Limitation On Business Activities.............................54
Section 3.18. Reports To Holders............................................54

                                   ARTICLE IV
                                SURVIVING ENTITY

Section 4.1.  Merger, Consolidation and Sale of Assets......................54

                                    ARTICLE V
                          OPTIONAL REDEMPTION OF NOTES

Section 5.1.  Optional Redemption...........................................55
Section 5.2.  Election to Redeem............................................55
Section 5.3.  Notice of Redemption..........................................55
Section 5.4.  Selection of Notes to Be Redeemed in Part.....................57
Section 5.5.  Deposit of Redemption Price...................................57
Section 5.6.  Notes Payable on Redemption Date..............................57
Section 5.7.  Unredeemed Portions of Partially Redeemed Note................57

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.1.  Events of Default.............................................58
Section 6.2.  Acceleration..................................................59
Section 6.3.  Other Remedies................................................60
Section 6.4.  Waiver of Past Defaults.......................................60
Section 6.5.  Control by Majority...........................................60
Section 6.6.  Limitation on Suits...........................................61
Section 6.7.  Rights of Holders to Receive Payment .........................61
Section 6.8.  Collection Suit by Trustee ...................................62
Section 6.9.  Trustee May File Proofs of Claim, etc. .......................62
Section 6.10. Priorities ...................................................62
Section 6.11. Undertaking for Costs ........................................63

                                   ARTICLE VII
                                     TRUSTEE

Section 7.1.  Duties of Trustee ............................................63
Section 7.2.  Rights of Trustee ............................................64
Section 7.3.  Individual Rights of Trustee .................................65
Section 7.4.  Trustee's Disclaimer .........................................65
Section 7.5.  Notice of Defaults ...........................................65
Section 7.6.  Reports by Trustee to Holders ................................66
Section 7.7.  Compensation and Indemnity ...................................66
Section 7.8.  Replacement of Trustee .......................................67
Section 7.9.  Successor Trustee by Merger...................................67
Section 7.10. Eligibility; Disqualification.................................68
Section 7.11. Preferential Collection of Claims Against Company.............68
Section 7.12. Appointment of Co-Trustee.....................................68

                                  ARTICLE VIII
                       DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1.  Legal Defeasance and Covenant Defeasance .....................69
Section 8.2.  Conditions to Defeasance .....................................70
Section 8.3.  Application of Trust Money ...................................72
Section 8.4.  Repayment to Company .........................................72
Section 8.5.  Indemnity for U.S. Government Obligations ....................72
Section 8.6.  Reinstatement ................................................72
Section 8.7.  Satisfaction and Discharge ...................................72

                                   ARTICLE IX
                                   AMENDMENTS

Section 9.1.  Without Consent of Holders ...................................73
Section 9.2.  With Consent of Holders ......................................74
Section 9.3.  Compliance with Trust Indenture Act ..........................75
Section 9.4.  Revocation and Effect of Consents and Waivers ................75
Section 9.5.  Notation on or Exchange of Notes .............................75
Section 9.6.  Trustee to Sign Amendments ...................................75

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1.  Trust Indenture Act Controls ................................76
Section 10.2.  Notices .....................................................76
Section 10.3.  Communication by Holders with Other Holders .................76
Section 10.4.  Certificate and Opinion as to Conditions Precedent ..........76
Section 10.5.  Statements Required in Certificate or Opinion ...............77
Section 10.6.  Rules by Trustee, Paying Agent and Registrar ................77
Section 10.7.  Currency Indemnity...........................................77
Section 10.8.  Legal Holidays ..............................................78
Section 10.9.  Governing Law, etc. .........................................78
Section 10.10. No Recourse Against Others ..................................78
Section 10.11. Successors ..................................................78
Section 10.12. Duplicate and Counterpart Originals .........................78
Section 10.13. Severability ................................................79
Section 10.14. Qualification of Indenture ..................................79
Section 10.15  Table of Contents; Headings .................................79
Section 10.16. Agent for Service; Submission to Jurisdiction; Waiver of
                Immunities .................................................79

EXHIBIT A         FORM OF FACE OF NOTE

EXHIBIT B         FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

EXHIBIT C         FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

EXHIBIT D         FORM OF RULE 144 CERTIFICATION

            INDENTURE, dated as of March 17, 2000, between FLAG Telecom Holdings Limited, a Bermuda company (the "Company") and The Bank of New York, a New York banking corporation (the "Trustee"), as Trustee.

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11.625% Senior Dollar Notes Due 2010 issued hereunder.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.1. Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges with or into or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person and in each case not Incurred in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

            "Additional Amounts" has the meaning set forth in Section 3.9.

            "Acquired Preferred Stock" means Preferred Stock of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or merges with or into or consolidates with a Restricted Subsidiary, in each case not issued in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation. Such Preferred Stock shall be deemed to have been issued at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with a Restricted Subsidiary.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that for purposes of Section 3.16 only, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Agent Members" has the meaning assigned to it in Section 2.6(b).

            "Approved Jurisdiction" means any state of the United States or the District of Columbia or any Member State of the European Union in respect of which the Company delivers an Opinion of Counsel to the effect that the laws of such jurisdiction will not adversely affect the Holders of the Notes.

            "Asset Acquisition" means:

            (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

            (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

            (3) any Revocation with respect to an Unrestricted Subsidiary.

            "Asset Sale" means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "Disposition") by the Company or any Restricted Subsidiary of:

                  (a) any Capital Stock other than any Capital Stock of the
            Company and Capital Stock issued by Subsidiaries pursuant to employee benefit plans, stock option plans or similar arrangements; or

                  (b) any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary.

            Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

            (1) the Disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 4.1;

            (2) a Disposition of inventory or obsolete or worn-out equipment, in each case in the ordinary course of business;

            (3) Dispositions of assets in any fiscal year with a Fair Market Value not to exceed $5 million in the aggregate;

            (4) for purposes of Section 3.15 only, the making of a Restricted Payment permitted under Section 3.11;

            (5) a Disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the Disposition;

            (6) a Disposition in the ordinary course of business of capacity, fiber, space, minutes, packets or other related facilities or services on any fiber optic cable system or telecommunications network owned, controlled, resold or operated by the Company or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by the Company or any Restricted Subsidiary for use in a

      Telecommunications Business of the Company or any Restricted Subsidiary or of telecommunications services on any property owned, controlled or operated by the Company or any Restricted Subsidiary; and

            (7) a Disposition to a landing party pursuant to and in accordance with the provisions of the Construction and Maintenance Agreement, dated as of December 14, 1994, among FLAG Limited and each of the landing parties signatory thereto.

            "Asset Sale Offer" has the meaning set forth in Section 3.15.

            "Asset Sale Offer Notice" means notice of an Asset Sale Offer which shall be mailed first class, postage prepaid, to the record Holders as shown on the Note Register within 30 days following the 360th day after the receipt of Net Cash Proceeds of any Asset Sale, with a copy to the Trustee which notice shall govern the terms of the Asset Sale Offer, and state:

            (1) the terms and conditions of the Asset Sale, that an Asset Sale Offer is being made pursuant to Section 3.15 and that all Notes that are timely tendered will be accepted for payment;

            (2) the Asset Sale Offer Amount and the Asset Sale Offer Payment Date, which date shall be a Business Day no earlier than 30 days nor later than 60 days from the date the Asset Sale Offer notice is mailed (other than as may be required by law);

            (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Payment Date;

            (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

            (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

            (7) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;


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

            (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

            (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

            (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.15.

            "Authenticating Agent" has the meaning assigned to it in Section 2.2(d).

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board Of Directors" means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

            "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Capital Stock" means:

            (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

            (2) with respect to any Person that is not a corporation, any and all partnership, limited liability or other equity or ownership interests of such Person; and

            (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above;

            provided, that Capital Stock does not include debt instruments convertible into Capital Stock.

            "Cash Equivalents" means:

            (1) marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States, the United Kingdom, France or Germany or any European Union central bank or issued by any agency of any such government and backed by the full faith and credit of such government, in each case maturing within six months from the date of acquisition thereof;

            (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

            (3) commercial paper maturing within 270 days from the date of creation thereof and, at the time of acquisition, rated at least "A-2" or the equivalent thereof or "P-2" or the equivalent thereof by S&P and Moody's, respectively;

            (4) certificates of deposit or bankers' acceptances maturing within six months from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any country of the European Union or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million (or the equivalent) and Thompson Bank Rating Watch of "B" or better;

            (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
      (4) above; and

            (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
      (5) above.

            "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

            "Change Of Control" means the occurrence of one or more of the following events:

            (1) any "person" or "group" other than a Permitted Holder is or becomes the "beneficial owner" (as such terms are used in Section 13(d)(3) of the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company,

            (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of any one of the Permitted Holders or any combination thereof or was so nominated or elected by any such Permitted Holder or Permitted Holders or any of their designees, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

            (3) the Company consolidates or merges with or into any other Person or sells, assigns, conveys, transfers leases or otherwise disposes of all or substantially all of its assets to any other Person, other than a consolidation or merger or disposition of assets:

                  (a) of or by the Company into or to a Wholly Owned Restricted
            Subsidiary of the Company,

                  (b) into or to a Permitted Holder, or

                  (c) pursuant to a transaction in which the outstanding Voting
            Stock of the Company is changed into or exchanged for securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation or the Person to whom the Company's assets are transferred immediately following such transaction.

            "Change of Control Notice" means a notice which the Company must send, by first-class mail, postage prepaid, to each Holder within 30 days following the date upon which a Change of Control occurred, with a copy to the Trustee which notice shall govern the terms of the Change of Control Offer and state:

            (1) that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.8, and that all Notes that are timely tendered will be accepted for payment;

            (2) the Change of Control Payment, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed (other than as may be required by law);

            (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

            (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

            (7) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

            (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

            (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

            (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.8.

            "Clearstream Luxembourg" means Clearstream Banking S.A., societe anonyme, as operator of Clearstream, Luxembourg, or its successor in such capacity.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests and any warrants, rights or options to purchase any such common equity interests.

            "Company" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity which becomes such in accordance with Article IV.

            "Company Order" has the meaning assigned to it in Section 2.2(c).

            "Consolidated Capital Ratio" means, as of any date of determination, the ratio of:

            (1) the aggregate amount of Consolidated Indebtedness outstanding as of such date to

            (2) the Consolidated Net Worth for such date.

            "Consolidated Cash Flow" means, for any period, Consolidated Net Income for such period, plus or minus the following, as the case may be:

            (1) to the extent deducted in calculating such Consolidated Net Income, Consolidated Income Tax Expense for such period; plus

            (2) to the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Expense for such period; plus or minus

            (3) any change in Deferred Revenues; plus

            (4) to the extent deducted in calculating such Consolidated Net Income, Consolidated Non-cash Charges for such period; and minus

            (5) (a) all non-cash credits and gains increasing Consolidated Net Income for such period (excluding non-cash credits and gains excluded in the determination of Consolidated Net Income for such period) and (b) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow in any prior period.

            Notwithstanding the foregoing, Consolidated Income Tax Expense, Consolidated Non-cash Charges and change in Deferred Revenues of a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

            "Consolidated Income Tax Expense" means, for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted

Subsidiaries and Preferred Stock of the Restricted Subsidiaries, other than Preferred Stock held by the Company or by any Restricted Subsidiary, outstanding at such time.

            "Consolidated Interest Expense" means, for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:

            (1) the aggregate of cash and non-cash interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not classified as interest expense in accordance with GAAP):

            (a) any amortization or accretion of debt discount or any interest paid on Indebtedness of the Company in the form of additional Indebtedness,

            (b) any amortization of deferred financing costs,

            (c) the net costs under Hedging Obligations (including amortization of fees),

            (d) all capitalized interest,

            (e) the interest portion of any deferred payment obligation,

            (f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

            (g) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon);

            (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period;

            (3) the amount of all cash and non-cash dividend payments or distributions on any series of Preferred Stock or Disqualified Capital Stock of any Restricted Subsidiary (other than dividends payable to the Company or any Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period; and

            (4) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of the aggregate amount of Consolidated Indebtedness as of such date to Consolidated Cash Flow for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period"). For purposes of this definition, "Consolidated Indebtedness" and "Consolidated Cash Flow" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

            (1) the Incurrence or repayment or redemption of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

            (2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated Cash Flow (provided that such pro forma Consolidated Cash Flow shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

            In addition, the amount of Indebtedness under any revolving credit facility will be computed based on:

            (a) the average daily balance of such Indebtedness during such Four Quarter Period, or

            (b) if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case giving pro forma effect to any borrowings related to any transaction referred to in clause (2) above.

            "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

            (1) net after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto;

            (2) net after-tax items classified as extraordinary gains or losses;

            (3) for purposes of calculating Consolidated Cash Flow pursuant to clause (3) of the first paragraph of Section 3.11 only, the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

            (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

            (5) the net income (or loss, but only in the case of Unrestricted Subsidiaries) of any Person, other than the Company or a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person which are not included pursuant to clause (C) of the first paragraph of Section 3.11;

            (6) any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

            (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

            (8) the cumulative effect of changes in accounting principles; and

            (9) for purposes of calculating Consolidated Cash Flow pursuant to clause 3(A) of the first paragraph of Section 3.11 only, any earnings of a Surviving Entity prior to assuming the Company's obligations under this Indenture and the Notes pursuant to Section 3.11.

            "Consolidated Net Worth" means, as of any date of determination, the excess (if any) of:

            (1) the total amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which financial statements are available ending prior to such date as the aggregate paid-in capital relating to the Company's Capital Stock (excluding Disqualified Stock), after giving pro forma effect to any issuance, repurchase or redemption of the Company's Capital Stock since the end of such most recent fiscal quarter, over

            (2) the amount of Restricted Investments (including Designation Amounts, but excluding Restricted Investments in Permitted Joint Ventures) made by the Company or its Restricted Subsidiaries since the Issue Date.

            "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale charged to cost of sales, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or losses (including non-cash charges related to any employee stock ownership or option plan) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

            "Corporate Trust Office" has the meaning assigned to it in Section 2.3(c).

            "Covenant Defeasance" has the meaning assigned to it in Section 8.1(c).

            "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party relating to foreign currency denominated Indebtedness.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Defaulted Interest" has the meaning assigned to it in Exhibit A.

            "Deferred Revenue" means amounts appearing as a liability on the balance sheet of the Company and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) classified as deferred revenues to the extent of cash received in connection therewith or to the extent a receivable with terms customary in the industry or otherwise commercially reasonable is recorded on the balance sheet, as of the end of the most recent fiscal quarter for which financial statements are available ending prior to the date of determination.

            "Designation" and "Designation Amount" have the meanings set forth in Section 3.11.

            "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.11 and until such time as the Company has satisfied its obligations to the Holders of Notes pursuant to Section 3.8.

            "Distribution Compliance Period" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of
(a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

            "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

            "Euro Notes" means the 11.625% Senior Euro Notes due 2010 of the Company, and any exchange notes issued therefor.

            "European Union" means the member nations to the third stage of European Monetary Union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

            "Event of Default" has the meaning assigned to it in Section 6.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended; or any successor statute or statutes thereto.

            "Exchange Notes" means Notes issued in a Registered Exchange Offer in exchange for a like principal amount of Notes originally issued pursuant to an exemption from registration under the Securities Act, and replacement Notes issued therefor in accordance with this Indenture.

            "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

            "FLAG Limited Credit Agreement" means the credit agreement, dated as of January 28, 1998, among FLAG Limited, the Term Lenders thereto, the Revolving Lenders thereto, Barclays Bank plc and International Trust Company of Bermuda, as amended.

            "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Leverage Ratio" above.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "Global Note" means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

            (a) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

            (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" means the Person in whose name a Note is registered in the Note Register.

            "Incur" means, with respect to any Indebtedness, Lien or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person or Lien (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding); provided, however, that a change in GAAP that results in an obligation of such person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Any Indebtedness or Lien of any Person outstanding at the time such Person becomes a Restricted Subsidiary (including upon Revocation) or is merged with or into or consolidates with the Company or a Restricted Subsidiary, whether or not such Indebtedness or Lien was Incurred in connection with or in anticipation thereof, shall be deemed Incurred at the time it becomes a Restricted Subsidiary.

            "Indebtedness" means with respect to any Person, without duplication:

            (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

            (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3) all Capitalized Lease Obligations of such Person;

            (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

            (5) all letters of credit, banker's acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

            (6) Guarantees of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) and (9) below;

            (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

            (8) all obligations under Hedging Obligations of such Person; and

            (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

            (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and

            (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the Fair Market Value thereof.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

            "Interest Payment Date" means the stated due date of an installment of interest on the Notes as specified in Exhibit A.

            "Interest Rate Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.

            "Investment" means, with respect to any Person, any:

            (1) direct or indirect loan or other extension of credit (including, without limitation, a guarantee),

            (2) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or

            (3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

            "Investment" shall exclude (A) accounts receivable or deposits arising in the ordinary course of business; (B) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (C) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; and (D) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

            "Issue Date" means March 17, 2000.

            "Legal Defeasance" has the meaning assigned to it in Section 8.1(b).

            "Legal Holiday" has the meaning assigned to it in Section 11.7.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Maturity Date" means March 30, 2010.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

            (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

            (2) taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

            (3) repayment of Indebtedness secured by a Lien on the asset disposed of in such Asset Sale permitted under this Indenture that is required to be repaid in connection with such Asset Sale; and

            (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

            "Note Custodian" means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

            "Note Register" has the meaning assigned to it in Section 2.3(a).

            "Notes" means any of the Company's 11.625% Senior Dollar Notes Due 2010 issued and authenticated pursuant to this Indenture.

            "Officer" means, when used in connection with any action to be taken by the Company, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or the Treasurer of the Company.

            "Officers' Certificate" means, when used in connection with any action to be taken by the Company, a certificate signed by two Officers of the Company and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the Trustee.

            "Outstanding" means, as of the date of determination, all Notes theretofor authenticated and delivered under this Indenture, except:

            (i) Notes theretofor canceled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Notes which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

            (iv) Solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII.

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

            "Paying Agent" has the meaning assigned to it in Section 2.3(a).

            "Permitted Credit Facility" means one or more credit agreements, loan agreements or similar facilities in the bank credit market (which may include institutional investor participation), secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including the FLAG Limited Credit Agreement, entered into from time to time by the Company and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

            "Permitted Holders" means Bell Atlantic Corporation, Dallah Albaraka Holding Company and their respective Affiliates.

            "Permitted Investments" means:

            (1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary;

            (2) Investments by any Restricted Subsidiary in the Company;

            (3) Investments in cash and Cash Equivalents;

            (4) any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

            (5) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; and

            (6) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with Section 3.15.

            "Permitted Joint Venture" means a Person engaged in the Telecommunications Business as to which the Company exercises no less than a veto right over material operating, financial and strategic actions and owns at least 30% of the Voting Stock and Capital Stock and no more than 50% of the Voting Stock and Capital Stock; provided, however, that neither the Company nor any Restricted Subsidiary will at any time:

            (1) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Permitted Joint Venture) to the satisfaction of, or guarantee, any Indebtedness of any Permitted Joint Venture (including any undertaking, agreement or instrument evidencing such Indebtedness);

            (2) be directly or indirectly liable for any Indebtedness of any Permitted Joint Venture; or

            (3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Permitted Joint Venture; except, in the case of (1), (2) or (3), (x) Guarantees provided on a several, but not joint, basis, or loans, in each case, in proportion to the Company's ownership interest in the relevant Permitted Joint Venture or (y) any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Permitted Joint Venture.

            "Permitted Liens" means any of the following:

            (1) Liens securing Indebtedness Incurred in accordance with clause 2(d), (e) or (f) of Section 3.10, provided that:

                  (a) Liens securing Indebtedness Incurred pursuant to such
            clause 2(e)(x) shall cover only the assets acquired with the proceeds of such Indebtedness and shall be created within 180 days of such acquisition; and

                  (b) Liens securing Indebtedness pursuant to such clause 2(f)
            shall only cover the property securing the Indebtedness to which the relevant Hedging Obligations relate;

            (2) Liens in favor of the Company or any Restricted Subsidiary;

            (3) Liens:

                  (a) on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries (including Liens Securing Acquired Indebtedness), provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary and if such Liens secure Subordinated Indebtedness, such Liens shall be junior and subordinate to Liens on the same property securing the Notes;

                  (b) Liens on property existing at the time of acquisition
            thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition;

            (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (5) Liens existing on the Issue Date and Liens to secure any Permitted Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under Section 3.13 and which Indebtedness has been Incurred in accordance with Section 3.10; provided, that such new Liens:

                  (a) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

                  (b) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

            (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

            (7) zoning restrictions, rights-of-way, easements and similar charges or encumbrances incurred in the ordinary course which in the aggregate do not detract from the value of the property thereof;

            (8) Liens arising by reason of operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, Incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; and

            (9) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $15 million at any one time outstanding and that:

                  (a) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

                  (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

            "Permitted Refinancing Indebtedness" means Refinancing Indebtedness in respect of:

            (1) Indebtedness (other than Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to paragraph (1) of Section 3.10, or

            (2) Indebtedness Incurred pursuant to paragraph 2(a) or 2(i) of
      Section 3.10.

            "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to profits, dividends, distributions or redemptions or upon liquidation.

            "Private Exchange Notes" shall have the meaning assigned to such term in the Registration Agreement.

            "Private Placement Legend" has the meaning assigned to it in Section 2.7(b).

            "Public Equity Offering" means an underwritten public offering of Common Stock of the Company (other than Disqualified Stock) for cash resulting in gross proceeds to the Company of at least $50 million.

            "Purchase Money Indebtedness" means Indebtedness (including Acquired Indebtedness and Acquired Preferred Stock) of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction, development, leasing or improvement of any property (excluding a Sale and Leaseback Transaction involving property previously owned by the Company or any Restricted Subsidiary); provided that the aggregate principal amount of such Indebtedness or liquidation value of such Preferred Stock does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost at the time of purchase, construction, development, lease or improvement, as determined in accordance with GAAP in good faith by the Board of Directors of the Company, including any Refinancing Indebtedness for such Indebtedness.

            "QIB" means any "qualified institutional buyer" (as defined in Rule
144A).

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock and that is not convertible into or exchangeable into Disqualified Capital Stock.

            "Record Date" has the meaning assigned to it in Exhibit A.

            "Redemption Date" means, with respect to any redemption of Notes, the date of redemption with respect thereto.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary, to the extent that such Refinancing does not:

            (1) result in an increase in the aggregate principal amount (or accreted value, if less) of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

            (2) create Indebtedness with:

                  (a) a Weighted Average Life to Maturity that is less than the
            Weighted Average Life to Maturity of the Indebtedness being Refinanced; or

                  (b) a final maturity earlier than the final maturity of the
            Indebtedness being Refinanced; provided, that:

                        (x) if such Indebtedness being Refinanced is
                  Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company, and

                        (y) if such Indebtedness being Refinanced is
                  Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the indebtedness being Refinanced.

            "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.

            "Registrar" has the meaning assigned to it in Section 2.3(a).

            "Registration Agreement" means the Registration Agreement, dated as of March 17, 2000, among the Company and Salomon Smith Barney Inc., Morgan Stanley & Co. International Limited, Deutsche Bank Securities Inc. and Bear Stearns & Co. Inc., as Initial Purchasers.

            "Registration Statement" means an effective shelf registration statement under the Securities Act that registers the resale by Holders (and beneficial owners) of Notes (or beneficial interests therein).

            "Regulation S" means Regulation S under the Securities Act or any successor regulation.

            "Regulation S Global Note" has the meaning assigned to it in Section 2.1(e).

            "Replacement Assets" has the meaning set forth under Section 3.15.

            "Resale Restriction Termination Date" means, for any Restricted Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k)) from the Issue Date.

            "Restricted Investment" means any Investment (other than a Permitted Investment).

            "Restricted Note" means any Note (or beneficial interest therein) or any Exchange Note, until such time as:

            (i) such Note (or beneficial interest therein) has been transferred pursuant to a Registration Statement;

            (ii) the Resale Restriction Termination Date therefor has passed;

            (iii) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

            (iv) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

            "Restricted Payment" has the meaning set forth under Section 3.11.

            "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

            "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

            "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

            "Rule 144A Global Note" has the meaning assigned to it in Section 2.1(d).

            "Sale And Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means the Notes and any other Indebtedness of the Company which ranks equal in right of payment with the Notes.

            "Significant Subsidiary" shall mean a Restricted Subsidiary of the Company constituting a "Significant Subsidiary" in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act.

            "Special Record Date" has the meaning assigned to it in Section 2.12(A).

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

            "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

            "Subsidiary", with respect to any Person, mean any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person's outstanding Voting Stock.

            "Surviving Entity" has the meaning assigned to it in Section 4.1.

            "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used by the Company and its Restricted Subsidiaries in the Telecommunications Business owned and operated by the Company and its Restricted Subsidiaries; provided that Capital Stock shall constitute Telecommunications Assets only to the extent it represents Capital Stock of a Person engaged in a Telecommunications Business and such Person becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

            "Telecommunications Business" means the business of:

            (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities,

            (2) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a telecommunications business,

            (3) maintaining, operating or repairing communications networks, including ownership of the assets necessary to engage in the aforementioned activities,

            (4) providing data center management or co-location services, or

            (5) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (1) through
      (4) above, provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

            "Trustee" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

            "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 3.11. Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of Section 3.11.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Vendor Facility" means any agreements between the Company or any Restricted Subsidiary and one or more vendors or lessors of equipment or other capital assets (or their affiliated financial providers) to the Company or any Restricted Subsidiary for use by them in the Telecommunications Business providing financing to the Company or any Restricted Subsidiary for the lease or purchase of such equipment or other capital assets.

            "Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

            "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

            (2) the sum of the total of the products obtained by multiplying:

                  (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

                  (b) the number of years (calculated to the nearest
            one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding Capital Stock (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any Wholly Owned Restricted Subsidiary.

            Section 1.2. Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of

Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            Section 1.3. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) references to the payment of principal of the Notes shall include applicable premium, if any; and

            (7) references to the payment of interest on the Notes shall include Additional Amounts and amounts payable under the Registration Agreement, if any.

                                   ARTICLE II

                                    THE NOTES

            Section 2.1. Form and Dating.

            (a) The Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated as of March 14, 2000, among the Company and Salomon Smith Barney Inc., Morgan Stanley & Co. International Limited, Deutsche Bank Securities Inc. and Bear Stearns & Co. Inc. The Notes will be issued in fully-registered certificated form without coupons, and only in denominations of $1,000 and any integral multiple thereof. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A.

            (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

            (c) The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

            (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (a "Rule 144A Global Note").

            (e) Notes originally offered and sold outside the United States of America will be issued in the form of one or more permanent Global Notes (the "Regulation S Global Note").

            Section 2.2. Execution and Authentication.

            (a) Two Officers, one of whom shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company, shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

            (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $300 million.

            (d) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

            (e) In case the Company:

            (i) shall be consolidated with or merged into any other Person, or

            (ii) shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the Surviving Entity resulting from such consolidation, or surviving such merger, or which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

            Section 2.3. Registrar and Paying Agent.

            (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar"), where Notes may be presented for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

            (c) The Company initially appoints the Trustee at its principal corporate trust office in the Borough of Manhattan, City of New York (the "Corporate Trust Office") as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

            Section 2.4. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this
Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

            Section 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            Section 2.6. Global Note Provisions.

            (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

            (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever (except with respect to determination of Additional Amounts). Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

            (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

            (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

            (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

            (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

            (d) In the event of the occurrence of the events specified in
Section 2.6(c), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

            Section 2.7. Legends.

            (a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

            (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (together with, if applicable, the legend specified in paragraph (c) of this Section 2.7, the "Private Placement Legend").

            (c) Each Certificated Note that is a Restricted Note shall bear the legend specified therefor in Exhibit A on the face thereof.

            Section 2.8. Transfer and Exchange.

            (a) If (1) the owner of a beneficial interest in a Rule 144A Global Note that is a Restricted Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Note Custodian and Registrar of:

                        (A) instructions from the Holder of the Rule 144A Global
                  Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

                        (B) a certificate in the form of Exhibit C from the
                  transferor,

and (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

            (b) If the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, (x) upon receipt by the Note Custodian and Registrar of:

                        (A) instructions from the Custodian and Holder of the
                  Regulation S Global Note directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

                        (B) a certificate in the form of Exhibit B duly executed
                  by the transferor,

and (y) in accordance with the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

            (c) Other Transfers. Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with paragraph (d) of this Section 2.8.

            (d) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.6(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

            (i) such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer;

            (ii) such Notes (or beneficial interests) are transferred pursuant to a Registration Statement;

            (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Registrar;

            (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

            (v) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (e). The Company shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

            (e) Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes. If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Note exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global Note.

            (f) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this
Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            (g) Execution, Authentication of Notes, etc.

            (i) Subject to the other provisions of this Section 2.8, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Certificated Notes and Global Notes at the Registrar's or co-Registrar's request. In accordance with the Registration Agreement, the Company will execute and upon Company Order the Trustee will authenticate Exchange Notes or Private Exchange Notes, as the case may be in exchange for Notes.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer, or Sections 5.1, 3.8, 3.15 or 9.5).

            (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning:
      (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

            (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

            (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (h) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes.

            (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

            (b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

            (c) Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

            Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

            Section 2.12. Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in clause (A) or (B) below.

            (A) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this clause (A). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

            (B) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (B), such manner of payment shall be deemed practicable by the Trustee.

            Section 2.13. Additional Interest Under Registration Agreements. Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Registration Agreement. The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

                                   ARTICLE III

                                    COVENANTS

            Section 3.1. Payment of Notes.

            (a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Legal Tender on the dates and in the manner provided in the Notes and in this Indenture. By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 10:00 a.m. on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

            (b) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            Section 3.2. Maintenance of Office or Agency.

            (a) The Company shall maintain each office or agency required under
Section 2.3. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            Section 3.3. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

            Section 3.4. Payment of Taxes and Other Claim. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

            Section 3.5. Compliance Certificate. (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, commencing with fiscal year 2000, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or to the policies of the Company's independent accountants, the annual Officers' Certificate delivered pursuant to this Section 3.5 to the Trustee shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of the financial statements of the Company for the most recent fiscal year nothing has come to their attention that would lead them to believe that a Default or Event of Default under this Indenture has occurred insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

            Section 3.6. Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

            Section 3.7. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 3.8. Change Of Control.

            (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase (the "Change of Control Payment").

            (b) Within 30 days following the date upon which the Change of Control occurred, the Company must send a Change of Control Notice to each Holder of Notes, with a copy to the Trustee, offering to purchase such Notes as described above (a "Change of Control Offer"). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

            (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to a Change of Control Offer (or, if the Trustee is acting as agent for the Company, direct the Trustee to so accept);

            (2) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Trustee (including by designating the Trustee as its agent for acceptance of Notes) the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

            (d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the applicable Global Note will be made, as appropriate).

            (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such Indenture by doing so.

            Section 3.9. Additional Amounts.

            (a) If any deduction or withholding for any present or future taxes, assessments or other governmental charges of:

            (1) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,

            (2) any jurisdiction, other than the United States, the United Kingdom or Luxembourg, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax, or

            (3) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under the Notes, the Company or a successor corporation will pay each holder of such a Note as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such Holder who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after deduction or withholding, shall be not less than the amount specified in such Note to which such Holder is entitled; provided, however, the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

            (i) any tax, assessment or other governmental charge which would not have been imposed but for:

                        (x) the existence of any present or former connection
                  between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction (other than the mere receipt of such payment or the ownership or holding of such Note), including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein,

                        (y) the presentation of a Note (where presentation is
                  required) for payment on a date more than 30 days after (A) the date on which such payment became due and payable or (B) the date on which payment thereof is duly provided for, whichever occurs later, or

                        (z) the presentation of a Note for payment in Bermuda or
                  any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

            (ii) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge; (iii) any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment of the principal of, premium, if any, or any interest on, the Notes;

            (iv) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Company addressed to the Holder:

            (x) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner; or

            (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

            (v) any combination of items (i), (ii), (iii) and (iv) above, nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of:

            (1) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax;

            (2) any jurisdiction, other than the United States, the United Kingdom or Luxembourg, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax; or

            (3) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such Note.

            (b) The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the holders of the Notes or the Paying Agents, as applicable, upon request therefor.

            Section 3.10. Limitation On Incurrence Of Additional Indebtedness And Preferred Stock.

            (1) The Company will not, and will not cause or permit any Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or permit any Restricted Subsidiary to Incur Preferred Stock, except that the Company may Incur Indebtedness, including Acquired Indebtedness, and any Restricted Subsidiary may Incur Acquired Indebtedness or Acquired Preferred Stock, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom:

            (a) the Consolidated Leverage Ratio is less than 6.0 to 1.0, or

            (b) the Consolidated Capital Ratio is less than 2.5 to 1.0.

            (2) Clause (1) will not prohibit the Incurrence of any of the following items of Indebtedness or Preferred Stock of Restricted Subsidiaries (collectively, "Permitted Indebtedness"):

            (a) the Notes, the Exchange Notes and the Euro Notes;

            (b) Indebtedness Incurred by the Company to any Restricted Subsidiary or Indebtedness or Preferred Stock Incurred or issued by any Restricted Subsidiary to the Company or any Restricted Subsidiary (provided, however, that (x) upon a Disposition by a Restricted Subsidiary or the Company of any Indebtedness so Incurred to a Person other than the Company or another Restricted Subsidiary or (y) if for any reason a Restricted Subsidiary that is either an issuer or lender of such Indebtedness ceases to be a Restricted Subsidiary, the provisions of this clause (b) shall no longer be applicable to such Indebtedness); provided that any such Indebtedness of the Company shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes;

            (c) Indebtedness of the Company in an aggregate amount outstanding at any time of up to $50 million;

            (d) Indebtedness of the Company or any Restricted Subsidiary pursuant to any Permitted Credit Facility in an aggregate amount outstanding at any time pursuant to this clause (d) of up to $350 million, minus the amount of any such Indebtedness:

                  (x) permanently repaid with the Net Cash Proceeds from any
            Asset Sale pursuant to Section 3.15; or

                  (y) assumed by a transferee in an Asset Sale;

            (e) (x) Purchase Money Indebtedness of the Company in respect of Telecommunications Assets, or

                  (y) Purchase Money Indebtedness of any Restricted Subsidiary
            in respect of Telecommunications Assets Incurred pursuant to any Permitted Credit Facility or Vendor Facility;

            (f) Hedging Obligations of the Company or any Restricted Subsidiary in respect of Indebtedness that is permitted by the terms of the relevant Indenture to be outstanding; provided that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates;

            (g) Indebtedness of the Company or any Restricted Subsidiary solely in respect of bankers acceptances, letters of credit and performance bonds, in each case Incurred in the ordinary course of business;

            (h) Permitted Refinancing Indebtedness; and

            (i) Indebtedness outstanding on the Issue Date ("Existing Indebtedness"), other than Indebtedness described in clause 2(d) of this
      Section 3.10.

            (3) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to, and in compliance with, this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.10.

            (4) The Company will not, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to the Notes to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness.

            Section 3.11. Limitation On Restricted Payments.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

            (a) declare or pay any dividend or return of capital or make any other payment or distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

            (x) dividends or distributions payable in Qualified Capital Stock of the Company, or

            (y) dividends or distributions payable to the Company and/or a Restricted Subsidiary;

            (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company,

            (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Subordinated Indebtedness; or

            (d) make any Restricted Investment;

            if at the time of the Restricted Payment immediately after giving effect thereto:

            (1) a Default or an Event of Default shall have occurred and be continuing;

            (2) the Company is not able to Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of Section 3.10; or

            (3) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of Restricted Payments, including the proposed Restricted Payment, made subsequent to the Issue Date shall exceed the sum of:

            (A) the excess (or deficit) of:

            o the cumulative Consolidated Cash Flow of the Company over (or under)

            o 150% of the cumulative Consolidated Interest Expense of the Company,

accrued during the period, treated as one accounting period, beginning on the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus

            (B) 100% of the aggregate net cash proceeds received by the Company from any Person from any:

            (x) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or

            (y) issuance and sale subsequent to the Issue Date of any Disqualified Stock or debt securities of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company plus the amount of net cash proceeds received by the Company upon such conversion or exchange, excluding, in each case, any net cash proceeds:

            (a) received from a Subsidiary of the Company, or

            (b) used to redeem Notes pursuant to Article V with respect to Public Equity Offerings; or

            (c) applied in accordance with clause (2) or (3) of the second paragraph of this Section 3.11 below; plus (C) without duplication of any amounts included in clause (A) above or

            (D) below, in the case of any Restricted Investment made after the Issue Date:

            (x) the disposition of such Restricted Investment (other than to a Subsidiary of the Company) by, or repayment of such Restricted Investment to, the Company or a Restricted Subsidiary, or

            (y) the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from such Restricted Investment, or

            (z) if such Investment was a Guarantee, the release in full of the Guarantee, an amount equal to the lesser of:

      o the amount of such Investment treated as a Restricted Payment pursuant to clause (d) above, and

      o the amount in cash received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution or, in the case of a released Guarantee, the amount of such Guarantee less any payments made in respect thereof; plus

            (E) so long as the Designation of an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, in the case of a Revocation with respect to any Unrestricted Subsidiary after the Issue Date in accordance with Section 3.12, an amount equal to the lesser of:

                  (x) the Company's Investment in such Unrestricted Subsidiary at the time of such Revocation;

                  (y) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such Revocation that is proportionate to the Company's equity interest in such Unrestricted Subsidiary at the time of the Revocation; and

                  (z) the Designation Amount with respect to such Unrestricted
            Subsidiary upon its Designation which was treated as a Restricted Payment plus any Investment made after Designation and prior to Revocation that was treated as a Restricted Payment, in each case less any amounts included in clause (A) or (C) above.

            Notwithstanding the preceding, this Section 3.11 does not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

            (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company,

            (a) in exchange for Qualified Capital Stock of the Company, or

            (b) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company; provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from clause (3)(B) of the first paragraph of this Section 3.11;

            (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

            (x) Qualified Capital Stock of the Company, or

            (y) Permitted Refinancing Indebtedness for such Subordinated Indebtedness;

provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from clause (3)(B) of the first paragraph of this Section 3.11;

            (4) the payment of any dividend or other distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries held by any member of the Company's or such Restricted Subsidiary's management; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $5 million in any fiscal year (with unused amounts being carried over to succeeding fiscal years, subject to a maximum of $10 million in any fiscal year);

            (6) Investments in any Permitted Joint Venture; and

            (7) Investments in any Person engaged, except to a de minimis extent, in a Telecommunications Business, the aggregate Fair Market Value of which (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (7) that are at any time outstanding, does not exceed the sum of:

            (x) $50 million, plus

            (y) the amount then available for the making of Restricted Payments pursuant to clause (3) of the preceding paragraph without giving effect to subclause (A) thereof.

            Each Restricted Payment permitted pursuant to clauses (1), (4), (5),
(6) and (7) of this paragraph shall be included, and each Restricted Payment permitted pursuant to clauses (2) and (3) of this paragraph shall be excluded (except as specifically set forth in each such clause), for all purposes when performing the calculation set forth in clause (3) of the first paragraph of this Section 3.11.

            Section 3.12. Limitation on Designation of Unrestricted
Subsidiaries.

            (a) The Board of Directors may not designate a Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made (other than any de minimus amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "Designation") if:

            (1) a Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation, and

            (2) the Company would be prohibited under this Indenture from making a Restricted Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of this Section 3.12) in an amount equal to the Designation Amount (as defined below).

            (b) Any Designation shall be made by Board Resolution. In the event of any such Designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary at Designation will be deemed to be a Restricted Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first or second paragraph of this Section 3.12. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the Fair Market Value of such Investments at the time of such Designation (the "Designation Amount").

            (c) A Designation may be revoked and an Unrestricted Subsidiary may thus be redesignated as a Restricted Subsidiary (a "Revocation") by Board Resolution, provided that the Company will not make any Revocation unless after giving pro forma effect to such Revocation:

            (1) no Default or Event of Default shall have occurred and be continuing;

            (2) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes under this Indenture; and

            (3) the Company could Incur $1 of additional Indebtedness pursuant to clause (1) Section 3.10.

            (d) Neither the Company nor any Restricted Subsidiary will at any time:

            (1) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

            (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

            (3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary.

            Section 3.13. Limitation on Liens.

            The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist or become effective any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any income, profits or proceeds therefrom, unless contemporaneously therewith effective provision is made by the Company to secure the Notes and all other amounts due under the relevant Indenture equally and ratably with such Indebtedness with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien; provided, that no such Lien may secure Subordinated Indebtedness except as permitted by clause 3(a) of the definition of "Permitted Liens."

            Section 3.14. Limitation On Dividend And Other Payment Restrictions Affecting Restricted Subsidiaries.

            (a) Except as provided in clause (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on or in respect of its Capital Stock or with respect to any other interest or participation, or measured by its profits, to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

            (2) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

            (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

            (b) Clause (a) will not apply to encumbrances or restrictions existing under or by reason of:

            (1) Existing Indebtedness as in effect on the Issue Date;

            (2) this Indenture and the Notes;

            (3) any Permitted Credit Facility or Vendor Facility, provided that:

            (a) the outstanding Indebtedness under such Permitted Credit Facility or Vendor Facility does not exceed the amounts permitted under clause 2(d) or 2(e)(y), as the case may be, of Section 3.10, and

            (b) the Chief Financial Officer of the Company determines in good faith that:

            (x) such encumbrances or restrictions are no more restrictive, taken as a whole, than those that would be contained in a credit agreement with terms that are commercially reasonable for a borrower engaged in a business comparable to the Company that has substantially comparable Indebtedness, and

            (y) any such restrictions will not materially affect the Company's ability to make principal, premium or interest payments on the Notes pursuant to the terms of this Indenture,

            (4) applicable law,

            (5) any instrument governing Indebtedness or Capital Stock of a Person or assets acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrances or restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that any such Indebtedness or Preferred Stock was permitted by the terms of this Indenture to be incurred,

            (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

            (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, provided that the consummation of such transaction would not result in a Default or Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into,

            (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced,

            (9) limitations on the right to dispose of assets subject to a Lien securing Indebtedness to the extent that such Lien is permitted to be Incurred pursuant to Section 3.13, and

            (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business.

            Section 3.15 Limitation On Asset Sales.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless:

            (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

            (ii) at least 75% of the consideration received for the assets disposed of by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of:

            (1) cash or Cash Equivalents, or

            (2) (A) tangible or intangible assets to be used by the Company or any Restricted Subsidiary in the Telecommunications Business, or

            (B) Capital Stock of a Person engaged, except to a de minimis extent, solely in a Telecommunications Business that will become, upon purchase, a Restricted Subsidiary (collectively, "Replacement Assets"),

            (b) The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 360 days of receipt thereof to:

            (i) permanently repay or repurchase outstanding (without Refinancing and including a permanent reduction in commitments in the case of a revolving credit facility) (x) Indebtedness of the Company (other than Subordinated Indebtedness or Disqualified Stock) that is secured Indebtedness or which has a final maturity date prior to the final maturity date of the Notes or (y) Indebtedness (other than Disqualified Stock) of any Restricted Subsidiary, or

            (ii) purchase Replacement Assets from a Person other than the Company and its Subsidiaries.

            The balance of the Net Cash Proceeds that are not applied or invested as described in the immediately preceding clauses (i) and (ii), shall constitute "Excess Proceeds."

            (c) When the aggregate amount of Excess Proceeds equals or exceeds $25 million, taking into account income earned on such Excess Proceeds, the Company will be required to make a pro rata offer (an "Asset Sale Offer") to all holders of Notes and of pari passu Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale to purchase the maximum principal amount (or accreted value in the case of Indebtedness issued with original issue discount) (the "Asset Sale Offer Amount") of Notes and such pari passu Indebtedness that may be purchased with the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof (or the accreted value thereof in the case of Indebtedness issued with original issue discount) plus accrued and unpaid interest or accretion thereon to the date of purchase, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in the Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount (or accreted values) of Notes and pari passu Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and pari passu Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values) of the Notes and such other Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

            (d) Pending application in accordance with this Section 3.15, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings which can be reborrowed or invested in Cash Equivalents. An Asset Sale Offer Notice will be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 30 days following such 360th day, with a copy to the Trustee offering to purchase the Notes as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Asset Sale Offer Payment Date"). Upon receiving an Asset Sale Offer Notice, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.

            (e) On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (or, if the Trustee is acting as agent for the Company, direct the Trustee to so accept);

            (2) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Trustee (including by designating the Trustee as its agent for acceptance of Notes) the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

            (f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.15, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under this Section 3.15 by doing so.

            (g) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 4.1 the surviving entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 3.15, and shall comply with the provisions of this Section 3.15 with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 3.15.

            (h) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this
Section 3.15 within 360 days of conversion or disposition.

            Section 3.16. Limitation On Transactions With Affiliates.

            (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

            (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis by the Company or such Restricted Subsidiary with a Person that is not an Affiliate, and

            (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions:

            (x) involving aggregate consideration in excess of $10 million, the Company delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate that such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and certifying that such Affiliate Transaction complies with clause (a) above and is in the best interests of the Company or such Restricted Subsidiary, or

            (y) if involving aggregate consideration in excess of $25 million, a favorable written opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view is also obtained by the Company from an independent accounting, appraisal or investment banking firm of national standing and delivered to the Trustee.

            (2) Clause (1) will not apply to the following:

            (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director of the Company or any Restricted Subsidiary heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

            (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business;

            (c) transactions between or among the Company and/or its Restricted Subsidiaries;

            (d) payment of reasonable fees to directors of the Company;

            (e) any sale or other issuance of Capital Stock (other than Disqualified Stock) of the Company;

            (f) Affiliate Transactions in effect or approved by the Board of Directors on the Issue Date, including any amendments thereto; provided that the terms of such amendments are not materially less favorable to the Company than the terms of such agreement prior to such amendment;

            (g) Restricted Payments that are permitted by Section 3.11; and

            (h) (x) the Primary Supplier Agreement dated January 18, 2000 between Bell Atlantic Global Systems Company and the Company, including any amendments thereto, provided that the terms of such amendments are not materially less favorable to the Company than the terms of such agreements prior to such amendment, or

            (y) any transaction with respect to capacity and/or the provision of telecommunications services between the Company or any Restricted Subsidiary and any Affiliates, provided that such transaction complies with clause (1)(a) of this Section 3.16.

            Section 3.17. Limitation On Business Activities.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, engage, to more than a de minimus extent, in any business other than a Telecommunications Business.

            Section 3.18. Reports To Holders.

            Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company will:

            (1) provide the Trustee and the Holders with the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; provided that, whether or not required under such Sections, the Company shall provide quarterly financial statements (including a balance sheet, income statement and cash flow statement and notes thereto) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" satisfying the requirements therefor established by the Commission; and

            (2) file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (1) within the periods specified under such Sections; provided that the quarterly information specified in clause (1) shall be filed within 45 days after the end of the relevant fiscal quarter or such shorter time established by the Commission.

            At any time when the Company is not subject to or is not current in its reporting obligations under clause (2) of the preceding paragraph, the Company will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE IV

                                SURVIVING ENTITY

            Section 4.1. Merger, Consolidation and Sale of Assets. The Company will not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

            (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of Bermuda or an Approved Jurisdiction;

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Agreement, the Notes and this Indenture pursuant to supplemental indenture in a form reasonably satisfactory to the Trustee;

            (3) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

            (4) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of
Section 3.10;

            (5) if, as a result of any such transaction, property or assets of the Company or any Restricted Subsidiary would become subject to a Lien (other than a Permitted Lien), the Company or the successor entity to the Company shall have secured the Notes as required by Section 3.10; and

            (6) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                                    ARTICLE V

                          OPTIONAL REDEMPTION OF NOTES

            Section 5.1. Optional Redemption. The Company may redeem the Notes, as a whole or from time to time in part, at any time on or after March 30, 2005, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A. In addition, at any time prior to March 30, 2003, the Company may redeem a portion of the Notes at the redemption prices specified in the form of Notes in Exhibit A with the proceeds of Public Equity Offerings.

            Section 5.2. Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.

            Section 5.3. Notice of Redemption.

            (a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 11.2, not less than 30 nor more than 60 days prior to the


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

Redemption Date, to each Holder of Notes to be redeemed at its registered address. If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

            (b) If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officer's Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by paragraph (c) of this Section 5.3 (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company's expense.

            (c) All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the redemption price and the amount of any accrued
            interest payable as provided in Section 5.6,

                  (3) whether or not the Company is redeeming all Outstanding
            Notes,

                  (4) if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,

                  (5) if the Company is redeeming only part of a Note, the
            notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,

                  (6) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in
            Section 5.6 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,

                  (7) the place or places where a Holder must surrender the
            Holder's Notes for payment of the redemption price, and

                  (8) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.


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

            Section 5.4. Selection of Notes to Be Redeemed in Part. (a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes, or portions of the Notes, for redemption shall be made by the Trustee only on a pro rata basis as is practicable (subject to the procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be), unless that method is prohibited. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Company may redeem Notes in denominations of $1,000 only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple of $1,000) of the principal of Notes that have denominations larger than $1,000.

            (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

            Section 5.5. Deposit of Redemption Price. On or prior to 10 a.m. on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

            Section 5.6. Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

            Section 5.7. Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the

Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of $1,000 or integral multiple of $1,000.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

            Section 6.1.  Events of Default.

            (a) An "Event of Default" occurs if:

            (1) default in the payment when due of the principal of or premium, if any, on any Notes issued under this Indenture, including the failure to make a required payment to purchase any such Notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer;

            (2) default for 30 days or more in the payment when due of interest on any Notes issued under this Indenture (including additional interest payable under the Registration Agreement and Additional Amounts);

            (3) the failure to perform or comply with any of the provisions described under Section 4.1;

            (4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in this Indenture or Notes, for 60 days or more after written notice is sent to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes;

            (5) default by the Company or any Restricted Subsidiary under any Indebtedness which:

            (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness when due within any applicable grace period; or

            (b) results in the acceleration of such Indebtedness prior to its Stated Maturity; and the principal amount of Indebtedness covered by (a) or (b) at the relevant time, aggregates $15 million or more.

            (6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them or any of their respective properties (which are not covered by adequate insurance by a solvent insurer of national or international reputation which has acknowledged its obligations in writing), aggregating $15 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;


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

            (7) the entry by a court of competent jurisdiction of: (i) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging the Company or any Restricted Subsidiary of the Company a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Restricted Subsidiary of the Company under any Bankruptcy Law, (C) appointing a Custodian of the Company or any Restricted Subsidiary of the Company or of any substantial part of the property of the Company or any Restricted Subsidiary of the Company, or (D) ordering the winding-up or liquidation of the affairs of the Company or any Restricted Subsidiary of the Company, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

            (8) (i) the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by the Company or any Restricted Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary of the Company, (iii) the filing by the Company or any Restricted Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by the Company or any Restricted Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or any Restricted Subsidiary of the Company or of any substantial part of the Property of the Company or any Restricted Subsidiary of the Company, (v) the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors, (vi) the admission by the Company or any Restricted Subsidiary of the Company in writing of its inability to pay its debts generally as they become due, or (vii) the approval by stockholders of the Company or any Restricted Subsidiary of the Company of any plan or proposal for the liquidation or dissolution of the Company or any Restricted Subsidiary of the Company, or (viii) the taking of corporate action by the Company or any Restricted Subsidiary of the Company in furtherance of any such action.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            (b) The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.

            Section 6.2. Acceleration.


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

            (a) If an Event of Default (other than an Event of Default specified in clauses (7) and (8) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration." If an Event of Default specified in clauses (7) and
(8) above occurs with respect to the Company, then the unpaid principal of and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of such Notes may rescind and cancel such declaration and its consequences:

            (1) if the rescission would not conflict with any judgment or decree;

            (2) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

            (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

            (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No recission shall affect any subsequent Default or impair any rights relating thereto.

            Section 6.3. Other Remedies.

            (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Section 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on such Notes.

            Section 6.5. Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding


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

for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 7.1 and 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            Section 6.6. Limitation on Suits. (a) Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

            (b) No Holder of any Notes will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

            (1) such Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be, make a written request to pursue the remedy;

            (3) such Holders of the Dollar Notes or Euro Notes, as the case may be, provide to the Trustee satisfactory indemnity;

            (4) the Trustee does not comply within 60 days; and

            (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

            Otherwise, no Holder of any Notes will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, except:

            (1) a Holder of Notes may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note held by it on or after the respective due dates expressed in such Note, or

            (2) for the institution of any proceeding with respect to this Indenture or any remedy hereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of the outstanding Notes; provided, that upon institution of any proceeding or exercise of any remedy, such Holder or Holders provide the Trustee with prompt notice thereof.

            Section 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed in this Indenture or the


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

Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1 (1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

            Section 6.9. Trustee May File Proofs of Claim, etc.

            (a) The Trustee may (irrespective of whether the principal of the Notes is then due):

            (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or any Subsidiary of the Company or its or their respective creditors or properties; and

            (ii) collect and receive any monies or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

            (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.7;

            SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

            THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

            Section 7.1. Duties of Trustee.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

            (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA.

            (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

            Section 7.2. Rights of Trustee. Subject to Section 7.1:

            (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless an Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            Section 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

            Section 7.5. Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

            Section 7.6. Reports by Trustee to Holders. The Trustee shall comply with TIA ss. 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

            Section 7.7. Compensation and Indemnity.

            (a) The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

            (b) The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it without gross negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

            (c) To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

            (d) The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) , the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided,


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

however, that this shall not affect the Trustee's rights as set forth in this
Section 7.7 or Section 6.10.

            Section 7.8. Replacement of Trustee.

            (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

            (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

            Section 7.9. Successor Trustee by Merger.

            (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking


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

association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            (b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

            Section 7.12. Appointment of Co-Trustee. (a) Notwithstanding any other provisions in this Indenture, at any time, solely for the purpose of meeting the legal requirements of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as separate trustee or trustees or as co-trustee or co-trustees, and to vest in such Person or Persons, in such capacity and subject to the other provisions of this Indenture, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable. No co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under this Indenture and no notice to holders of Notes of the appointment of a separate trustee or co-trustee shall be required under this Indenture.

            (b) Every separate trustee or co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee us not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such co-trustee, but solely at the direction of the Trustee;


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

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees or co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII. Each separate trustee or co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee or its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  ARTICLE VIII

                       DEFEASANCE; DISCHARGE OF INDENTURE

            Section 8.1. Legal Defeasance and Covenant Defeasance.

            (a) The Company may, at its option, at any time, elect to have either paragraph (b) or (c) of this Section 8.1 be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 8.2.

            (b) Upon the Company's exercise under paragraph (a) of this Section
8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have paid and been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 8.2 (including Section 8.2(4)(b)) are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.3 and the other Sections of this Indenture referred to in clause
(i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:


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

            (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.3, and as more fully set forth in Section 8.3, payments in respect of the principal of and interest on such Notes when such payments are due,

            (ii) the Company's obligations with respect to such Notes under
      Article II and Section 3.2,

            (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

            (iv) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.1.

            (c) Upon the Company's exercise under paragraph (a) of this Section
8.1 of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under the covenants contained in Sections 3.4, 3.5, 3.8 to 3.18 and 4.1 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1(3) to (6), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

            Section 8.2. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

            (1) the Company irrevocably deposits with the Trustee, in trust for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee has a perfected first priority security interest under applicable law in such U.S. Legal Tender and U.S. Government Obligations;

            (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that: (A) the Company has received from, or there has been published by, the


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

      Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) the Trustee shall have received, on the date of the deposit pursuant to paragraph (1) above and on the 91st day after such date, an Officers' Certificate stating that (a) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to paragraph (1) above (except any Default or Event of Default resulting from the failure to comply with Section 3.10 hereof as a result of the borrowing of the funds required to effect such deposit) and, (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, no Default or Event of Default shall have occurred at any time in the period ending on the 91st day after the date of deposit and, in the case of Legal Defeasance, no such Default or Event of Default shall have occurred and be continuing on such 91st day;

            (5) the Trustee shall have received an Officers' Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

            (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and


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

            (9) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

            Section 8.3. Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Legal Tender from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

            Section 8.4. Repayment to Company.

            (a) The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

            (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

            Section 8.5. Indemnity for U.S. Government Obligations The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            Section 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

            Section 8.7. Satisfaction and Discharge. The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Outstanding Notes when:


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

            (a) either:

            (1) all the Notes theretofor executed, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofor been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (2) all Notes not theretofor delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on the Notes not theretofor delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

            (b) the Company has paid all other sums payable under this Indenture and the Notes by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                                   ARTICLE IX

                                   AMENDMENTS

            Section 9.1. Without Consent of Holders.

            (a) The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article IV in respect of the assumption by a Surviving Entity of the obligations of the Company under the Notes and this Indenture;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

            (4) to add guarantees with respect to the Notes or to secure the Notes;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;


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

            (7) to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect; or

            (8) to provide for the issuance of the Exchange Notes and Private Exchange Notes, which will have terms substantially identical to the other Outstanding Notes except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and this Indenture and as to the applicability of additional interest payable as provided in Section 2.14, and which will be treated, together with any other Outstanding Notes, as a single issue of securities.

            (b) After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

            Section 9.2. With Consent of Holders.

            (a) The Company and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment may not:

            (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes to waive Defaults or Events of Default;

            (6) amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated; or

            (7) amend, change or modify the seniority of the Notes or eliminate, release or modify any guarantee or security for the Notes except in accordance with the terms of the Notes or this Indenture.

            (b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            (c) After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

            Section 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

            Section 9.4. Revocation and Effect of Consents and Waivers.

            (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

            (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 90 days after such record date.

            Section 9.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

            Section 9.6. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

            Section 10.2. Notices.

            (a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to the Company:

                  FLAG Telecom Holdings Limited
                  3rd Floor, 103 Mount Street
                  London W1Y 5HE
                  Facsimile No.: (44) 171-317-0808
                  Attention: Stuart Rubin, General Counsel

            if to the Trustee:

                  The Bank of New York
                  101 Barclay Street
                  Floor 21 West
                  New York, New York 10286
                  Attn: Corporate Trust Administration - Global Finance Unit

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            (b) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Section 10.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            Section 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

            Section 10.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            Section 10.7. Currency Indemnity.

            (a) U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or this Indenture, including damages. Any amount received or recovered in currency other than U.S. Legal Tender in respect of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Company or its Subsidiaries shall only constitute a discharge of the Company and its Subsidiaries under the Notes and this Indenture only to the extent of the U.S. Legal Tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Legal Tender amount is less than the U.S. Legal Tender amount expressed to be due to the recipient under the Notes or this Indenture, the

Company shall indemnify and hold harmless the recipient against any loss or cost sustained by it in making any such purchase. For the purposes of this Section 10.7, it will be sufficient for the Holder of a Note to certify that it would have suffered a loss had an actual purchase of U.S. Legal Tender been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Legal Tender on such date had not been practicable, on the first date on which it would have been practicable).

            (b) The indemnities of the Company contained in this Section 10.7, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any waiver granted by any Holder of the Notes or the Trustee from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Notes or this Indenture or any other judgment or order.

            Section 10.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            Section 10.9. Governing Law, etc. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO.

            Section 10.10. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

            Section 10.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 10.12. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

            Section 10.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 10.14. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            Section 10.15. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            Section 10.16. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

            The Company agrees that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, United States, any court of competent jurisdiction in Bermuda or England and Wales and any appellate court from any thereof. The Company hereby irrevocably submits to the non-exclusive jurisdiction of such courts for such purpose and waives, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Company has appointed FLAG Telecom Holdings Ltd., 570 Lexington Avenue, New York, New York 10020 as its authorized agent (the "Authorized Agent") upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

            To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.

Nothing in this Section 10.16 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        FLAG TELECOM HOLDINGS LIMITED

                                        By:_____________________________________
                                           Name:
                                           Title:


                                       THE BANK OF NEW YORK,
                                         as Trustee

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                                  FORM OF NOTE

      [Include the following legend for Global Notes only:

      "THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

      [Include the following legend on all Notes that are Restricted Notes:]

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES
      ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE

      SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THIS INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      [Include the following legend on all Certificated Notes that are Restricted Notes:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE."]

                              FORM OF FACE OF NOTE

No. [___]                                     Principal Amount $[______________]

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                          CUSIP NO. ____________
[If the Note is a Regulation S Global Note, delete the reference to CUSIP NO.
                                                            and replace it with:

                                                          ISIN NO. ____________]

            FLAG Telecom Holdings Limited, a Bermuda corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on March 30, 2010.

            Interest Payment Dates:     March 30 and September 30

            Record Dates:               March 15 and September 15

            Additional provisions of this Note are set forth on the other side of this Note.

                                        FLAG Telecom Holdings Limited


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

The Bank of New York,
as Trustee, certifies
that this is one of
the 11.625% Senior Dollar
Notes due 2010 referred
to in the Indenture.


By:________________________________
   Authorized Signatory                 Date:  ___________________

                          FORM OF REVERSE SIDE OF NOTE

                      11.625% Senior Dollar Notes Due 2010

1. Interest

            FLAG Telecom Holdings Limited, a Bermuda corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

            The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing September 30, 2000. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from the Issue Date. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

            All payments made by the Company in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes imposed or levied by or on behalf of any Taxing Authority, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Company will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2. Method of Payment

            By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

            Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, The Bank of New York (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company issued the Notes under an Indenture, dated as of March 17, 2000 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time.

            The Notes are senior unsecured obligations of the Company, ranking pari passu in right of payment with each other, the Euro Notes and with all senior unsecured Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness. The Notes are limited to $300 million aggregate principal amount.

            The Indenture imposes certain limitations on, among other things, the ability of the Company and its Restricted Subsidiaries to: incur Indebtedness, make Restricted Payments, incur Liens, issue or sell Capital Interests of Restricted Subsidiaries, consummate Asset Sales, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company's and its Restricted Subsidiaries' assets.

5. Redemption

            Optional Redemption. Except as stated below, the Company may not redeem the Notes prior to March 30, 2005. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after March 30, 2005, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period commencing on March 30 of any year set forth below:

       YEAR                                                    PERCENTAGE
       2005 ..................................................  105.813%
       2006...................................................  103.875%
       2007...................................................  101.938%
       2008 and thereafter....................................  100.000%

            Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to March 30, 2003 the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 111.625% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption, provided, that:

            (1) after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes, originally issued remains outstanding; and

            (2) the Company shall make such redemption not more than 90 days after the consummation of such Public Equity Offering.

            Optional Tax Redemption. The Notes will be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of:

            (1) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,

            (2) any jurisdiction, other than the United States, the United Kingdom or Luxembourg, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax, or

            (3) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, or any Change in Tax Law, which becomes effective on or after the date of the Offering Memorandum, the Company or a successor corporation is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the successor corporation.

            In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Repurchase Provisions

            Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder of Notes, with a copy to the Trustee, offering to purchase such Notes as described in the preceding sentence (a "Change of Control Offer"). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

            Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company generally will be required either to reinvest the proceeds of such Asset Sale in a Permitted Business, use such proceeds to retire debt, or to make an Asset Sale Offer to purchase a certain amount of each Holder's Notes at 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

7. Denominations; Transfer; Exchange

            The Notes are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8. Persons Deemed Owners

            The registered holder of this Note may be treated as the owner of it for all purposes.

9. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Discharge Prior to Redemption or Maturity

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

11. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Notes.

12. Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

            An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            [If the Note is a Regulation S Global Note, replace 17. with the following:

17. ISIN Numbers

            The Company has caused ISIN numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.]

18. Governing Law

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

19. Currency of Account; Conversion of Currency.

            U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders pursuant to
Section 10.7 of the Indenture in respect of the conversion of currency relating to the Notes and the Indenture.

20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

            The Company has agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof. The Company has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Company has appointed FLAG Telecom Holdings Ltd. as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

            The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                  FLAG Telecom Holdings Limited
                  3rd Floor, 103 Mount Street
                  London W1Y 5HE
                  Facsimile No.: (44) 171-317-0808
                  Attention: Stuart Rubin, General Counsel

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________________     Your Signature:_________________________

Signature Guarantee:______________________________
                  (Signature must be guaranteed)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

                      [To be attached to Global Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

            The following increases or decreases in this Global Note have been made:

                                             Principal
           Amount of        Amount of        Amount of this   Signature of
           decrease in      increase in      Global Note      authorized
           Principal        Principal        following such   signatory of
Date of    Amount of this   Amount of this   decrease or      Trustee or Note
Exchange   Global Note      Global Note      increase         Custodian

--------   --------------   --------------   --------------   ------------------

]

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Sections 3.8 or 3.15 of the Indenture, check either box:

                       |_|                       |_|
                  Section 3.8                Section 3.15

            If you want to elect to have only part of this Note purchased by the Company pursuant to Sections 3.8 or 3.15 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) that you want to have purchased by the Company: $

Date:____________   Your Signature ____________________________
                    (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee: _______________________________________
                     (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

                                                                       EXHIBIT B

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

                                                [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attn: Corporate Trust Administration - Global Finance Unit

            Re: FLAG Telecom Holdings Limited (the "Company") 11.625% Senior Dollar Notes Due 2010 (the "Notes")

Ladies and Gentlemen:

            Reference is hereby made to the Indenture, dated as of March 17, 2000 (as amended and supplemented from time to time, the "Indenture"), between the Company, as issuer, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            This letter relates to $___________ aggregate principal amount of which represent an interest in a Regulation S Global Note beneficially owned by the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

            In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

            Very truly yours,

            [Name of Transferor]

            By:____________________________

            _______________________________
            Authorized Signature

                                                                       EXHIBIT C

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attn: Corporate Trust Administration - Global Finance Unit

            Re:   FLAG Telecom Holdings Limited (the "Company")
                  11.625% Senior Dollar Notes Due 2010 (the "Notes")

Ladies and Gentlemen:

            Reference is hereby made to the Indenture, dated as of March 17, 2000 (as amended and supplemented from time to time, the "Indenture"), between the Company, as issuer, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            In connection with our proposed sale of $________ aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (a) the offer of the Notes was not made to a person in the United States;

            (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (e) we are the beneficial owner of the principal amount of Notes being transferred.

            In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

            Very truly yours,

            [Name of Transferor]

            By:____________________________

            _______________________________
            Authorized Signature

                                                                       EXHIBIT D

                         FORM OF RULE 144 CERTIFICATION

                                                [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attn: Corporate Trust Administration - Global Finance Unit

            Re:   FLAG Telecom Holdings Limited (the "Company")
                  11.625% Senior Dollar Notes Due 2010 (the "Notes")

Ladies and Gentlemen:

            Reference is hereby made to the Indenture, dated as of March 17, 2000 (as amended and supplemented from time to time, the "Indenture"), between the Company, as issuer, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            In connection with our proposed sale of $________ aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

            Very truly yours,

            [Name of Transferor]

            By:____________________________

            _______________________________
            Authorized Signature


                                      D-1